UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

OncoCyte Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 18, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of OncoCyte Corporation which will be held on Wednesday, July 17, 2019 at 2:00 p.m. at Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning OncoCyte and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Judith Segall

Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 17, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of OncoCyte Corporation will be held at Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York on Wednesday, July 17, 2019 at 2:00 p.m. for the following purposes:

1. To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Ronald Andrews, Andrew Arno, Melinda Griffith, Alfred D. Kingsley, Andrew J. Last, Aditya P. Mohanty, and Cavan Redmond;

2. To ratify the appointment of OUM & Co. LLP as OncoCyte’s independent registered public accountants for the fiscal year ending December 31, 2019;

3. To approve an amendment to our Bylaws to increase the authorized number of directors from the current minimum of four and maximum of seven to a minimum of six and a maximum of ten;

4. To approve an amendment to our 2018 Equity Incentive Plan (the “Incentive Plan”) that, if approved, will make an additional 6,000,000 shares of common stock available for equity awards; and

5. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on May 30, 2019 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held July 17, 2019.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K,
are available at: https://materials.proxyvote.com/68235C

By Order of the Board of Directors,

Judith Segall

Secretary

Alameda, California

June 18, 2019

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, July 17, 2019

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants; (3) approving an amendment to our Bylaws to increase the authorized number of directors from the current minimum of four and maximum of seven to a minimum of six and a maximum of ten (the “Bylaws Amendment Proposal”); and (4) approving an amendment to our 2018 Equity Incentive Plan (the “Incentive Plan”) to make an additional 6,000,000 shares of common stock available for equity awards (“Incentive Plan Amendment Proposal”). At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning OncoCyte and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a Proxy Statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of OncoCyte Corporation, a California corporation having its principal offices at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, for use at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Wednesday, July 17, 2019 at Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on May 30, 2019, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On that date, there were 51,972,830 shares of OncoCyte common stock, no par value, issued and outstanding, which constitute the only class of OncoCyte voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. Approval of the Bylaws Amendment Proposal requires the affirmative vote of a majority of shares of our common stock issued, outstanding and entitled to vote on the record date. All other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding shares of common stock entitled to vote.

Q: How many votes do my shares represent?

Each share of OncoCyte common stock is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees or you may withhold your vote from one or more nominees. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

●	deliver to the Secretary of OncoCyte a written revocation; or

●	deliver to the Secretary of OncoCyte a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

●	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2019, (3) approval of the Bylaws Amendment Proposal; and (4) approval of the Incentive Plan Amendment Proposal.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2019, (3) approval of the Bylaws Amendment Proposal; and (4) approval of the Incentive Plan Amendment Proposal.

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Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors or with respect to the Incentive Plan Amendment Proposal. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

OncoCyte will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about June 18, 2019.

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ELIMINATING DUPLICATE MAILINGS

OncoCyte has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of this Proxy Statement and our Annual Report to multiple shareholders who share the same address, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. We will deliver separate copies of the Proxy Statement and Annual Report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement, or Annual Report, you may contact us by telephone at (510) 775-0515, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement, and Annual Report but would prefer to receive a single copy instead.

ELECTION OF DIRECTORS

At the Meeting, seven (7) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. Six of the nominees named below, Ronald Andrews, Andrew Arno, Alfred D. Kingsley, Andrew Last, Aditya Mohanty, and Cavan Redmond, are incumbent directors. Melinda Griffith is a new nominee for election as a director.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors and Nominees

The names and ages of our nominees for election as directors, including six incumbent directors, are:

Ronald Andrews, 59, joined our Board of Directors in April 2018 and will become our President and Chief Executive Officer on July 1, 2019. Mr. Andrews is the founder and principal of the Bethesda Group, a consulting firm that advises companies in the molecular diagnostics and genomics fields. Prior to founding the Bethesda Group in 2015, Mr. Andrews served as President, Genetic Sciences Division of Thermo Fisher Scientific from September 2013 to December 2014, and as President, Medical Sciences Venture for Life Technologies from February 2012 to September 2013 when Life Technologies was acquired by Thermo Fisher. From 2004 to December 2010, Mr. Andrews was the Chief Executive Officer and Vice Chairman of the Board of Clarient, Inc., a cancer diagnostics company, and from December 2010 to February 2012 he served as CEO of GE Molecular Diagnostics after Clarient was acquired by GE Healthcare. Mr. Andrews also held management positions with companies in diagnostics and related medical fields, including Roche Molecular Diagnostics, Immucor, Inc. and Abbott Labs. Mr. Andrews also serves as a director of Oxford ImmunoTec. Mr. Andrews is also a member of the Board of Governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology.

Mr. Andrews has over 30 years of experience in the molecular diagnostics and genomics industries, including experience integrating companies acquired in mergers. He also oversaw the transition of Clarient, Inc. into GE Healthcare and established a strategic plan to integrate in vivo and in vitro diagnostic tests and expand GE’s presence in oncology.

Andrew Arno, 59, joined our Board of Directors in June 2015 and has 30 years of experience working with emerging growth companies. He is currently Vice Chairman of “The Special Equities Group” at Chardan Capital Markets, LLC, a privately held investment banking firm, and from June 2013 until July 2015 served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He was previously President of LOMUSA Limited, an investment banking firm. From 2009 to 2012, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of directors of Smith Micro Software, Inc. and served as a director of Asterias Biotherapeutics, Inc. from August 2014 until it was acquired by BioTime, Inc. in March 2019.

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Mr. Arno brings over 30 years’ experience handling a wide range of corporate and financial matters and his background as an investment banker and strategic advisor to emerging growth companies qualifies him to serve on our Board of Directors.

Melinda Griffith, 64, has been Vice President of Strategic Alliance Management and Chief Legal Counsel at the Parker Institute for Cancer Immunotherapy since 2016. Since 2015, Ms. Griffith has served as the Chair of the Board of Directors of Thrive Networks, a non-profit organization supporting healthcare, water and sanitation, and education projects in Vietnam, Cambodia and Laos. Previously, Ms. Griffith worked at Clarient, Inc., a CLIA-certified cancer testing lab, where she served as Senior Vice President from 2010 through 2013, as General Counsel from 2010 to 2011, and as Chief Compliance Officer and head of Business Development and Product Strategy from 2011 to 2013, where she aided the company through the public tender offer and sale process to GE Healthcare. Ms. Griffith previously served in executive roles at Axys Pharmaceuticals from 1992 to 1995, Genelabs Technologies from 1995 to 1998, Tethys Bioscience from 2008 to 2009, and CardioDx from 2014 to 2015. Additionally, Ms. Griffith served as the global head of licensing and law for Hoffman La-Roche’s molecular diagnostic business from 1998 to 2007, where she oversaw the worldwide PCR licensing programs and directed its IP strategy and litigation in U.S. and foreign courts and agencies. Ms. Griffith directed GE Healthcare’s Congressional and Medicare lobbying efforts to address CMS coverage and reimbursement determinations for in vitro diagnostic tests from 2011 to 2013, and was on the Board of Directors of the California Clinical Laboratory Association from 2012 to 2013. Ms. Griffith received a JD from the University of California, Hastings College of the Law, and a Bachelor’s degree in Business Administration from the University of California, Berkeley. She is admitted to practice law in New York and California.

Ms. Griffith will bring to our Board her years of business development and legal experience in advising public and private companies in the diagnostics and life sciences sectors.

Alfred D. Kingsley, 76, joined the Board of Directors during September 2009 and served as Chairman of the Board from December 2010 until April 2018. Mr. Kingsley is also the Chairman of the Board of Directors of BioTime, Inc. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as BioTime’s financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley served as a director of Asterias Biotherapeutics, Inc. from September 2012 until it was acquired by BioTime March 2019. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. As Chairman of the Board of our former parent company BioTime, Mr. Kingsley has been instrumental in structuring BioTime’s equity and debt financings and the business acquisitions that have helped BioTime expand the scope of its business. Mr. Kingsley, along with entities that he controls, is currently one of the largest shareholders of BioTime.

Andrew J. Last, 59, joined the Board of Directors during December 2015. In April 2019, Dr. Last was appointed as Executive Vice President and Chief Operating Officer of Bio-Rad Laboratories, Inc. Dr. Last previously served as Chief Commercial Officer at Berkeley Lights Inc. and as Chief Operating Officer of Intrexon Corporation. From 2010 to 2016, Dr. Last was Executive Vice President and Chief Operating Officer of Affymetrix. Before joining Affymetrix, Dr. Last served as Vice President, Global and Strategic Marketing of BD Biosciences and as General Manager of Pharmingen from 2004 to 2010. From 2002 to 2004, Dr. Last held management positions at Applied Biosystems, Inc., including as Vice President and General Manager from 2003-2004 and Vice President of Marketing 2002-2003. Earlier in his career, he served in a variety of management positions at other companies, including Incyte Genomics and Monsanto. Dr. Last holds Ph.D. and MS degrees with specialization in Agrochemical Chemicals and Bio-Aeronautics, respectively, from Cranfield University, and a BS degree in Biological Sciences from the University of Leicester in the United Kingdom.

Dr. Last shares with our Board his many years of senior management experience commercializing products internationally in the genomics and life-sciences industries.

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Aditya P. Mohanty, 52, joined the Board of Directors during April 2015. Mr. Mohanty served as Co-Chief Executive Officer of BioTime, Inc. from October 2015 to September 2018, after serving as BioTime’s Chief Operating Officer from December 2014 to October 2015. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases. Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation, Bioscience Division from 1990 to 2002. Mr. Mohanty served as a director of BioTime from March 2016 until September 2018 and as a director of Asterias Biotherapeutics, Inc. from 2016 until it was acquired by BioTime in March 2019. Mr. Mohanty received an MBA degree from Saint Mary’s College, an MS in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty brings to our Board his years of experience as an executive in the pharmaceutical industry, with particular emphasis on product development and manufacturing. Mr. Mohanty has helped launch several public and private companies and he has experience with successfully raising financing for early stage companies, creating focused business strategies and attracting investors. During his tenure at Shire plc he was responsible for several successful product launches and growing business and revenues to several billion dollars annually.

Cavan Redmond, 58, joined our Board of Directors in August of 2015 and was appointed Chairman of the Board during April 2018. Since 2014, Mr. Redmond has served as Partner for Zarsy, LLC. Mr. Redmond served as Chief Executive Officer of WebMD from May 2012 until May 2013. From August 2011 until May 2012, Mr. Redmond served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. He served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007. Mr. Redmond also serves as a director of BioTime, Inc.

Mr. Redmond brings to our Board his years of experience as a senior executive in the pharmaceutical and veterinary products industries.

Director Independence

Our Board of Directors has determined that Andrew Arno, Melinda Griffith, Andrew Last, and Cavan Redmond, qualify as “independent” in accordance with Section 803(A) of the NYSE American Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE American Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.” None of these directors and Melinda Griffith, nor any of the members of their respective families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Ronald Andrews does not qualify as “independent” because we have appointed him as our President and Chief Executive Officer beginning July 1, 2019. Aditya Mohanty does not qualify as “independent” because within the past three years he received compensation from our former parent BioTime as an executive officer, and Alfred D. Kingsley does not qualify as “independent” because within the past three years he received compensation for serving as our Executive Chairman.

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CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2018, our Board of Directors met 12 times. None of our current directors attended fewer than 75% of the meetings of the Board and the committees on which they served. Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are OncoCyte officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.oncocyte.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.oncocyte.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although our Chief Executive Officer is a member of our Board, Cavan Redmond currently serves as Chairman of the Board. The Company believes that the Chairman can provide support and advice to the Chief Executive Officer, and lead the Board in fulfilling its responsibilities. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, and strategic planning.

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The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Nominating/Corporate Governance Committee reviews and must approve any business transactions between OncoCyte and its executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

Hedging Transactions

We have not adopted any practices or policies regarding the ability of employees, including our officers, or directors or any of their designees to purchase financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, or to otherwise engage in transactions, that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our common stock or other equity securities granted to the employee or director as part of their compensation, or held, directly or indirectly, by the employee or director.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee, the members of which are independent in accordance with Section 803(A) of the NYSE American Company Guides. The members of the Audit Committee meet the additional independence standards under Section 803(B) of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act. The members of the Compensation Committee must also meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. We also have a Science & Technology Committee and a Finance and Strategy Committee, the members of which need not be independent.

Audit Committee

The members of the Audit Committee are Andrew Arno (Chairman), Andrew J. Last, and Cavan Redmond. Ronald Andrews also served as a member of the Audit Committee from April 2018 until his appointment as President and Chief Executive Officer of the Company. The Audit Committee held four meetings during 2018. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

Our Board of Directors has determined that Andrew Arno meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations based on his many years of experience in the investment banking industry, and his audit committee service at another company, including the evaluation of financial statements.

Compensation Committee

The members of the Compensation Committee are Andrew Last (Chairman), Andrew Arno, and Cavan Redmond. Ronald Andrews also served as a member of the Compensation Committee from April 2018 until he was appointed President and Chief Executive Officer of the Company. The Compensation Committee met ten times during 2018. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE American Company Guide. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our equity plans, including our 2018 Equity Incentive Plan. The Compensation Committee will determine or recommend to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Chief Executive Officer may make recommendations to the Compensation Committee concerning executive compensation and performance, but the Compensation Committee makes its own determination or recommendation to the Board of Directors with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

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OncoCyte has engaged Marsh & McLennan to provide compensation consulting services and advice to management and the Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and directors’ compensation programs. Marsh & McLennan has also made recommendations to the Compensation Committee with respect to pay mix components such as salary, bonus, equity awards and the target market pay percentiles in which executive compensation should fall so OncoCyte can be competitive in executive hiring and retention.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to OncoCyte’s audited financial statements for the year ended December 31, 2018.

Ronald Andrews jointed the Audit Committee during April 2018 when he became a member of our Board of Directors. Accordingly, Mr. Andrews did not participate in the review of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and did not participate in discussions with our independent registered public accountants concerning those financial statements or other matters prior to the date he joined the Committee. Mr. Andrews stepped down from the Audit Committee after being appointed President and Chief Executive Officer of the Company.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that OncoCyte specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our financial statements for the year ended December 31, 2018. The independent public accountants are responsible for performing an independent audit of our financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of OncoCyte’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. Our auditors also discussed with the Audit Committee the adequacy of OncoCyte’s internal control over financial reporting.

The Audit Committee members discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the with the independent accountant the independent accountant’s independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2018 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee: Andrew Arno (Chairman), Andrew J. Last, and Cavan Redmond.

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Nomination of Candidates for Election as Directors

Nominating/ Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating/Corporate Governance Committee are Andrew J. Last (Chairman), Andrew Arno, and Cavan Redmond. The Nominating/Corporate Governance Committee held four meetings during 2018.

The purpose of the Nominating/Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating/Corporate Governance Committee also overseas compliance with, and all requests for waivers of, our Code of Ethics, and under our Interested Persons Transaction Policy reviews for approval transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

The Nominating/Corporate Governance Committee will consider nominees for election as directors proposed by shareholders, provided that they notify the Nominating/Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating/Corporate Governance Committee with all information that the Nominating/Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating/Corporate Governance Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

The Board and the Nominating/Corporate Governance Committee have not set any specific minimum qualifications that a prospective nominee would need in order to be nominated to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Nominating/Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with OncoCyte that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of OncoCyte and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating/Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical or diagnostic industry, corporate management, and finance. The Board believes that this interdisciplinary approach will best suit our needs as we work to develop and commercialize cancer diagnostic tests.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this Proxy Statement under “ELECTION OF DIRECTORS.”

Because our principal executive office is located in California, we must comply with recently enacted Section 301.3 of the California Corporations Code which provides that a publicly held corporation, as defined in Section 301.3, that has its principal executive offices in California must have at least one female director by the close of 2019, and may be required to have as many as three female directors by the close of 2021, depending on the authorized number of directors. Failure to comply with Section 301.3 can lead to the imposition of fines. Our Board of Directors intends to cause us to comply with Section 301.3 by adding qualified women to our Board of Directors, including the addition of Melinda Griffith as a director this year.

Executive Officers

Ronald Andrews will become our President and Chief Executive Officer on July 1, 2019. Mitchell Levine, Chief Financial Officer, Albert Parker, Chief Operating Officer, Lyndal K. Hesterberg, Chief Scientific Officer, and Padma Sundar, Sr. Vice President-Marketing and Market Access, are our other executive officers. William Annett’s service as our Chief Executive Officer will end on June 30, 2019.

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Mitchell Levine joined OncoCyte as Chief Financial Officer in November 2017. Prior to joining OncoCyte, Mr. Levine was the Managing Partner of Kirby Cove Capital Advisors, which provides consulting services to international life sciences investment funds regarding collaboration and investment in US-based life sciences companies. Mr. Levine was the founder and from 2002 to 2017 the managing member of Enable Capital Management, LLC, the general partner of, Enable Growth Partners, L.P. provided growth capital to technology, life sciences, consumer products, and energy companies. Prior to founding Enable, Mr. Levine was a founding member of The Shemano Group, a leading San Francisco-based investment bank that focused on the capital needs of growth companies. He has also worked at Bear Stearns and Lehman Brothers. Mr. Levine received his BA from the University of California, Davis.

Albert P. Parker joined OncoCyte as Chief Operating Officer during August 2018. Prior to joining OncoCyte, Mr. Parker was the managing shareholder of GC Legal Advisors, a law firm established to provide or supplement in-house legal support on an interim, part-time, or project basis for companies operating across various industries. Mr. Parker also served as Executive Vice President, General Counsel and Corporate Secretary of Sunovion Pharmaceuticals from 2013 to 2014. From 2000-2010, Mr. Parker served in a number of management and legal positions at the Vice President or Senior Vice President and Chief Counsel level at Wyeth Pharmaceuticals (now a part of Pfizer). Before joining Wyeth Pharmaceuticals, Mr. Parker served as an Assistant General Counsel at Warner-Lambert Company, and was a partner in a Philadelphia law firm. Mr. Parker holds a J.D. from the University of Pennsylvania Law School and a B.A. from Pennsylvania State University

Lyndal K. Hesterberg, Ph.D. was appointed Chief Scientific Officer during March 2019 after serving as our Senior Vice President-Research and Development since November 2016. Dr. Hesterberg began providing consulting services to OncoCyte in 2015 and was named Vice President of Development in February of 2016. Dr. Hesterberg continues to provide counsel on clinical trial design, product development and corporate strategy as a consultant to medical and biotech companies. Until 2012, Dr. Hesterberg was the Chief Technology Officer of Crescendo Biosciences where he was responsible for clinical trial, laboratory operations, manufacturing and quality systems and helped bring to market Vectra DA. Previously, he was the president and Chief Executive Officer of Barofold, Inc., where he led the company from product conception through its clinical stage, and recruited a senior leadership team that developed a pipeline of proprietary drug candidates. Dr. Hesterberg received his Ph.D. in biochemistry from the University of St. Louis and a Bachelor of Sciences from the University of Illinois.

Padma Sundar joined OncoCyte as Senior Vice President—Marketing and Market Access in May 2019. Before joining OncoCyte, Ms. Sundar served as Vice President of Strategy and Market Access at CellMax Life, a liquid biopsy company, from 2017 until 2019, and she served as Director of Marketing at Guardant Health, Inc., cancer diagnostics company, from 2016 until 2017. Previously, Ms. Sundar was Senior Director at Roche Sequencing and was Senior Director for the oncology portfolio at Affymetrix. Ms. Sundar began her career at McKinsey and Company, and received her M.B.A. and M.P.H. from the University of California, Berkeley, and her B.A. in Chemistry from the University of Delhi.

DIRECTOR COMPENSATION

Directors and members of committees of the Board of Directors who are salaried employees of OncoCyte or BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

Non-employee directors, other than the Chairman of the Board of Directors, received an annual fee of $35,000 in cash during 2018. In addition to cash fees, non-employee directors received options to purchase 45,000 shares of common stock under our 2018 Equity Incentive Plan (the “Incentive Plan”) during 2018. In 2018, our Chairman received an annual cash fee of $70,000 and an annual award of options to purchase 50,000 shares of OncoCyte common stock.

The annual fee of cash was paid, and the stock options granted vested and became exercisable one year from the date of grant, subject to the non-employee director’s continued service as a director of OncoCyte or a subsidiary from the date of grant until the vesting date or, if earlier, until the next annual meeting of shareholders. The options will expire if not exercised ten years from the date of grant.

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Directors who served on the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, Science and Technology Committee or the Finance Committee during 2018 received, in addition to other fees payable to them as directors, the following annual fees:

●	Audit Committee Chairman: $15,000
●	Audit Committee Member other than Chairman: $7,500
●	Compensation Committee Chairman: $10,000
●	Compensation Committee Member other than Chairman: $5,000
●	Nominating/Corporate Governance Committee Chairman: $10,000
●	Nominating/Corporate Governance Committee Member other than Chairman: $5,000
●	Science and Technology Committee Chairman: $10,000
●	Science and Technology Committee Member other than Chairman: $5,000
●	Finance and Strategy Committee Chairman: $10,000
●	Finance and Strategy Committee Member other than Chairman: $5,000

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2018 and who were not our employees on the date the compensation was earned.

Name	Fees Earned Or Paid in Cash	Option Awards (1)	Total
Ronald Andrews	$51,875	$99,309(2)(3)	$151,184
Andrew Arno	$67,500	$70,058(3)	$137,558
Alfred D. Kingsley	$48,750	$70,058(3)	$118,808
Andrew J. Last	$72,500	$70,058(3)	$142,558
Cavan Redmond	$77,500	$77,842(4)	$155,342
Aditya Mohanty	$8,750	$—	$8,750

(1)	Options granted will vest and become exercisable in equal quarterly installments over a one-year period or 100% exercisable one year from the date of grant, subject to the non-employee director’s continued service as a director of OncoCyte or a subsidiary from the date of grant until the vesting date or, if earlier, until the next annual meeting of shareholders or other vesting periods, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation. We used the Black-Scholes Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term, volatility assumptions, and risk-free interest rates.

(2)	Mr. Andrews received 20,000 stock options at the time of his appointment to the Board of Directors in April 2018. The options are exercisable at an exercise price of $2.10 per share.

(3)	Messrs. Andrews, Arno, Kingsley, and Last each received 45,000 stock options on August 30, 2018. The options are exercisable at an exercise price of $2.40 per. Mr. Andrews will become our President and Chief Executive Officer on July 1, 2019 and as an employee he will not receive further compensation as a non-employee director.

(4)	Mr. Redmond received 50,000 stock options on August 30, 2018. The options are exercisable at an exercise price of $2.40 per share.

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EXECUTIVE COMPENSATION

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in the rules and regulations of the SEC. As an emerging growth company and as a smaller reporting company we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies or smaller reporting companies. Accordingly, this Proxy Statement includes reduced disclosure about our executive compensation arrangements.

The following tables show certain information relating to the compensation of our Chief Executive Officer and the two highest paid individuals who were serving as executive officers at year end and in each case whose total compensation exceeded $100,000 during 2018. We refer to such executive officers referred to as our “Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Option Awards(1)		All Other Compensation(2)	Total
William Annett(3)	2018	$400,000	$220,000	$292,058	(4)	$13,750	$925,808
President and Chief Executive Officer	2017	$397,308	$40,000	$740,276	(5)	$13,500	$1,191,084

Mitchell Levine	2018	$314,008	$200,000	$359,287	(6)	$—	$873,295
Chief Financial Officer	2017	$41,885	$8,684	$578,991	(7)	$—	$629,560

Lyndal K. Hesterberg	2018	$216,691	$311,820	$314,940	(9)	$7,132	$850,583
Chief Scientific Officer(8)	2017	$210,750	$33,720	$47,378	(10)	$7,521	$299,369

(1)	Option awards were granted under our 2010 Employee Stock Option Plan (the “Option Plan”) or under our Incentive Plan are valued at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Except as otherwise indicated below, one quarter of the options will vest upon completion of 12 full months of continuous employment measured from the grant date, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment. Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted, computed in accordance with the provisions of FASB ASC Topic 718. We used the Black-Scholes Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term, volatility assumptions, and risk-free interest rates. Our Named Executive Officers will only realize compensation upon exercise of the stock options and to the extent the trading price of our common stock is greater than the exercise price of such stock options at the time of exercise.

(2)	Except as otherwise indicated below, other compensation consists entirely of employer contributions to employee accounts under our 401(k) plan.

(3)	Mr. Annett’s service as President and Chief Executive Officer will end on June 30, 2019.

(4)	During 2018, Mr. Annett was granted 180,000 stock options exercisable at an exercise price of $2.35 per share. One quarter of the options were designated to vest when a clinical validation study of DetermaVu™ is complete and OncoCyte receives a publication date for an article describing the results of the study, and the balance of the options were designated to vest when OncoCyte receives a Medicare local coverage determination (“LCD Approval”) for DetermaVu™. As a result of the termination of Mr. Annett’s employment, those options will lapse to the extent that the conditions to vesting are not met.

(5)	Mr. Annett was granted 225,000 stock options exercisable at an exercise price of $4.70 per share. Upon the termination of Mr. Annett’s employment, options to purchase 28,126 shares of common stock will immediately vest, and the remaining unvested options will lapse.

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(6)	Mr. Levine was granted 50,000 stock options exercisable at an exercise price of $2.35 per share that will vest as follows: one quarter of the options will vest upon completion of 12 full months of continuous employment measured from the grant date, and the balance of the options shall vest in 36 equal monthly installments thereafter based upon the completion of each month of continuous services as an employee. Mr. Levine also was granted 125,000 stock options exercisable at an exercise price of $2.35 per share that will vest as follows: one third of the options shall vest when a clinical validation study of DetermaVu™ is complete, one third shall vest on the filing of a Medicare dossier for LCD Approval for DetermaVu™ and one third shall vest on the earlier of the third anniversary of the date of grant or the date of LCD Approval of DetermaVu™.

In June 2018, Mr. Levine was granted 45,000 stock options exercisable at an exercise price of $2.55 per share. One half of the options shall vest upon acceptance for publication of a clinical validation study manuscript for DetermaVu™, and one-half of the options shall vest upon the commencement of a clinical utility study of DetermaVu™.

(7)	Mr. Levine was granted 200,000 stock options exercisable at an exercise price of $5.90 per share.

(8)	Dr. Hesterberg served as our Sr. Vice President of Research & Development during 2018 and was appointed Chief Scientific Officer during March 2019.

(9)	In May 2018, Dr. Hesterberg was granted 150,000 stock options exercisable at an exercise price of $2.35 per share. One third of the options shall vest when a clinical validation study of DetermaVu™ is complete, one third shall vest on the filing of a Medicare dossier for a LCD Approval for DetermaVu™ and one third shall vest on the earlier of the third anniversary of the date of grant or the date of LCD Approval for DetermaVu™.

In October 2018, Dr. Hesterberg was granted 54,000 stock options exercisable at an exercise price of $1.95 per share. The options shall vest in three equal annual installments from the date of grant.

(10)	Dr. Hesterberg was granted 14,400 stock options exercisable at an exercise price of $4.70 per share

Executive Employment Agreements and Change of Control Provisions

We have entered into Employment Agreements with William Annett, as our President and Chief Executive Officer, Mitchell Levine, our Chief Financial Officer, and Lyndal Hesterberg, our Chief Scientific Officer. Mr. Annett’s employment will end on June 30, 2019. Ronald Andrews will become our President and Chief Executive Officer on July 1, 2019 Mr. Andrews was not an employee of OncoCyte and did not receive compensation as an executive officer during 2018.

During 2018, the Compensation Committee reviewed the base salaries of Mr. Annett, Mr. Levine and Dr. Hesterberg. Based on the recommendations of the Compensation Committee the Board of Directors determined that the base salary for Mr. Annett would remain $400,000 and Dr. Hesterberg’s salary was increased from $210,750 to $217,073. Mr. Levine agreed to a temporarily decrease in his base salary from $330,000 to $297,000 from June 10 through December 31, 2018 and in connection with his acceptance of a salary reduction, he was granted options to purchase 45,000 shares of OncoCyte common stock.

Pursuant to Mr. Annett’s Employment Agreement, he was eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 35% of his base salary, based on his achievement of specific, objectively determinable, performance goals at target levels for the year. If the specified performance goals were achieved at maximum levels, the amount of the annual bonus could be up to 150% of Mr. Annett’s base salary as determined by the Board of Directors in its sole discretion.

Mr. Annett’s employment agreement contains provisions entitling him to severance benefits under certain circumstances. As a result of the termination of his employment on June 30, 2019, he will be entitled to receive as a severance benefit six months base salary, a pro-rated portion of the target bonus for the year, payable on the date that annual bonuses would otherwise be payable to executives, his unvested stock options that would have vested during the six months following termination of his employment (the “Severance Period”) will vest, and the period during which his vested options may be exercised will be extended to June 30, 2020. In addition, if Mr. Annett elects continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) we will reimburse him for or we will directly pay the premiums for that coverage until the earlier of the end of the Severance Period or the date on which he receives equivalent health care insurance in connection with new employment. In order to receive the severance benefits, Mr. Annett must execute a general release of all claims against us and must return all our property in his possession.

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Pursuant to Mr. Levine’s Employment Agreement entered into on November 15, 2017, he is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 40% of his base salary, based on his achievement of specific, objectively determinable, performance goals at target levels for the year.

Mr. Levine’s employment agreement contains provisions entitling him to severance benefits under certain circumstances. If we terminate Mr. Levine’s employment without “cause,” as defined in his Employment Agreement, he will be entitled to six months base salary. The severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of his salary while employed by us. If we or a successor company terminate Mr. Levine’s employment without “cause” or if he resigns for “good reason,” as defined in his Employment Agreement, within 12 months following a “Change of Control,” he will be entitled to twelve months base salary. In order to receive the severance benefits, Mr. Levine must execute a general release of all claims against us and must return all our property in his possession.

Pursuant to his Employment Agreement, Dr. Hesterberg is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of 35% of his base salary, based on his performance and achievement of goals or milestones set by the Board of Directors.

If we terminate the employment of Dr. Hesterberg without “cause” as defined in his Employment Agreement, he will be entitled to receive, as a severance benefit, payment of six months base salary. The severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of his salary while employed by us. In order to receive the severance benefits, Dr. Hesterberg must execute a general release of all claims against us and must return all our property in his possession. If Dr. Hesterberg’s employment is terminated by us or a successor company without “cause” or if he resigns for “good reason,” as defined in his Employment Agreement, within twelve months following a “Change of Control,” he will be entitled to twelve months base salary and accelerated vesting of 100% of any then unvested stock options as may have been granted to him by us.

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Stock Options Outstanding at Year End

The following table summarizes certain information concerning stock options granted by us under the Option Plan and the Incentive Plan, and held as of December 31, 2018 by our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
William Annett(2)	5,000	—	$2.20	January 8, 2025(2)
	5,000	—	$2.20	June 15, 2025(2)
	525,000	75,000(3)	$2.20	June 15, 2025(2)
	177,084	72,916(4)	$3.06	February 15, 2026(2)
	103,125	121,875(5)	$4.70	February 16, 2027(2)
	—	180,000(6)	$2.35	May 22, 2028(2)

Mitchell Levine	54,167	145,833(7)	$5.90	November 15, 2027
	—	50,000(8)	$2.35	May 22, 2028
	—	125,000(9)	$2.35	May 22, 2028
	—	45,000(10)	$2.55	June 12, 2028

Lyndal K. Hesterberg	12,500	12,500(11)	$3.06	February 15, 2026
	65,105	59,895(12)	$4.05	October 31, 2026
	6,600	7,800(5)	$4.70	February 16, 2027
	—	150,000(9)	$2.35	May 22, 2028
	—	54,000(13)	$1.95	October 16, 2028

(1)	Except as otherwise indicated below, one quarter of the options shall vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	Mr. Annett’s employment as President and Chief Executive Officer will end on June 30, 2019. As a result of the termination of Mr. Annett’s employment, options to purchase 59,377 shares of common stock will immediately vest, and the remaining unvested options will lapse. Mr. Annett’s vested options will expire on June 30, 2020.

(3)	The date of grant was June 16, 2015.

(4)	The date of grant was February 16, 2016.

(5)	The date of grant was February 17, 2017.

(6)	The date of grant was May 23, 2018. One quarter of the options were designated to vest when a clinical validation study of DetermaVu™ is complete and OncoCyte receives a publication date for an article describing the results of the study, and the remaining options were designated to vest when we receive LCD Approval for DetermaVu™.

(7)	These options were granted to Mr. Levine upon his appointment as Chief Financial Officer on November 16, 2017.

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(8)	The date of grant was May 23, 2018.

(9)	The date of grant was May 23, 2018. One third of the options shall vest when a clinical validation study of DetermaVu™ is complete, one third shall vest on the filing of a Medicare dossier for a LCD Approval for DetermaVu™ and one third shall vest on the earlier of the third anniversary of the date of grant or the date of LCD Approval for DetermaVu™.

(10)	The date of grant was June 13, 2018. One half shall vest upon completion of a clinical validation study manuscript for DetermaVu™, and one-half of the options shall vest upon the commencement of a clinical utility study of DetermaVu™.

(11)	These options were granted to Dr. Hesterberg in the capacity of a consultant on February 16, 2016. One quarter of the options shall vest upon completion of 12 full months of continuous service provided to the company measured from the date of grant, the second quarterly installment shall vest upon the completion of the validation of a second product (bladder cancer, lung cancer small nodule, or lung cancer screening), the third quarterly installment shall vest upon achievement of successful launch of a lung cancer test, and the last one quarter shall vest on the second anniversary of the option grant date.

(12)	The date of grant was November 1, 2016 at which time Dr. Hesterberg became an employee of OncoCyte.

(13)	The date of grant was October 17, 2018. The options shall vest in three equal annual installments from the date of grant.

The Incentive Plan

The following summary of the Incentive Plan is a summary only and does not purport to include all of the terms of the Inventive Plan, and is qualified by the full terms of the Incentive Plan.

We have adopted the Incentive Plan that permits us to grant awards, or Awards, consisting of stock options, the grant or sale of restricted stock (“Restricted Stock”), the grant of stock appreciation rights (“SARs”), and the grant of hypothetical units issued with reference to our common stock (“Restricted Stock Units”), for up to 5,000,000 shares of our common stock. The Incentive Plan also permits OncoCyte to issue such other securities as our Board of Directors (the “Board”) or the Compensation Committee (the “Committee”) administering the Incentive Plan may determine. Awards of stock options, Restricted Stock, SARs, and Restricted Stock Units (“Awards”) may be granted under the Incentive Plan to OncoCyte employees, directors, and consultants.

Awards may vest and thereby become exercisable or have restrictions on forfeiture lapse on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events. Awards may not vest, in whole or in part, earlier than one year from the date of grant. Vesting of an Award after the date of grant may be accelerated only in the limited circumstances specified in the Incentive Plan. In the case of the acceleration of vesting of any performance-based Award, acceleration of vesting shall be limited to actual performance achieved, pro rata achievement of the performance goal(s) on the basis for the elapsed portion of the performance period, or a combination of actual and pro rata achievement of performance goals.

No person shall be granted, during any one-year period, options to purchase, or SARs with respect to, more than 1,000,000 shares in the aggregate, or any Awards of Restricted Stock or Restricted Stock Units with respect to more than 500,000 shares in the aggregate. If an Award is to be settled in cash, the number of shares on which the Award is based shall not count toward the individual share limit.

No Awards may be granted under the Incentive Plan more than ten years after the date upon which the Incentive Plan was adopted by the Board, and no options or SARS granted under the Incentive Plan may be exercised after the expiration of ten years from the date of grant.

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Stock Options

Options granted under the Incentive Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to OncoCyte employees and employees of subsidiaries. The exercise price of stock options granted under the Incentive Plan must be equal to the fair market of our common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of OncoCyte stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of the common stock on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of common stock (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

The exercise price of an option may be payable in cash or in common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock, or other legal consideration for the issuance of stock as the Board or Committee may approve.

Generally, options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the expiration date of the option.

Restricted Stock and Restricted Stock Units

In lieu of granting options, we may enter into purchase agreements with employees under which they may purchase or otherwise acquire Restricted Stock or Restricted Stock Units subject to such vesting, transfer, and repurchase terms, and other restrictions. The price at which Restricted Stock may be issued or sold will be not less than 100% of fair market value. Employees or consultants, but not executive officers or directors, who purchase Restricted Stock may be permitted to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their Restricted Stock. Restricted Stock may also be issued for services actually performed by the recipient prior to the issuance of the Restricted Stock. Unvested Restricted Stock for which we have not received payment may be forfeited, or we may have the right to repurchase unvested shares upon the occurrence of specified events, such as termination of employment.

Subject to the restrictions set with respect to the particular Award, a recipient of Restricted Stock generally shall have the rights and privileges of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld for the recipient’s account, and interest may be credited on the amount of the cash dividends withheld. The cash dividends or stock dividends so withheld and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the recipient in cash or, at the discretion of the Board or Committee, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on the Restricted Stock and, if the Restricted Stock is forfeited, the recipient shall have no right to the dividends.

The terms and conditions of a grant of Restricted Stock Units shall be determined by the Board or Committee. No shares of common stock shall be issued at the time a Restricted Stock Unit is granted. A recipient of Restricted Stock Units shall have no voting rights with respect to the Restricted Stock Units. Upon the expiration of the restrictions applicable to a Restricted Stock Unit, we will either issue to the recipient, without charge, one share of common stock per Restricted Stock Unit or cash in an amount equal to the fair market value of one share of common stock.

At the discretion of the Board or Committee, each Restricted Stock Unit (representing one share of common stock) may be credited with cash and stock dividends paid in respect of one share (“Dividend Equivalents”). Dividend Equivalents shall be withheld for the recipient’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld. Dividend Equivalents credited to a recipient’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or in shares of common stock having a fair market value equal to the amount of the Dividend Equivalents and earnings, if applicable, upon settlement of the Restricted Stock Unit. If a Restricted Stock Unit is forfeited, the recipient shall have no right to the related Dividend Equivalents.

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SARs

An SAR is the right to receive, upon exercise, an amount payable in cash or shares, or a combination of shares and cash, equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the fair market value of a common share on the date the SAR is exercised, over (b) the exercise price specified in the SAR Award agreement. SARs may be granted either as free-standing SARs or in tandem with options. No SAR may be exercised later than 10 years after the date of grant.

The exercise price of an SAR shall not be less than 100% of the fair market value of one share of common stock on the date of grant. An SAR granted in conjunction with an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that the SAR by its terms shall be exercisable only when the fair market value per share exceeds the exercise price per share of the SAR or related option. Upon any exercise of an SAR granted in tandem with an option, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares for which an SAR issued in tandem with an option shall be exercisable shall be reduced by the number of shares for which the related option has been exercised.

Repricing Prohibition

The Incentive Plan prohibits any modification of the purchase price or exercise price of an outstanding option or other Award if the change would effect a “repricing’ without shareholder approval. As defined in the Incentive Plan, “repricing” means a reduction in the exercise price of an outstanding option or SAR or cancellation of an “underwater” or “out-of-the-money” Award in exchange for other Awards or cash. An “underwater” or “out-of-the-money” Award is defined to mean an Award for which the exercise price is less than the “fair market value” of OncoCyte common stock. The fair market value is generally determined by the closing price of OncoCyte common stock on the NYSE American or any other national securities exchange or inter-dealer quotation system on which OncoCyte common stock is traded.

Limitation on Share Recycling

Shares subject to an Award shall not again be made available for issuance or delivery under the Incentive Plan if those shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by us to satisfy any tax withholding obligation, (c) shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award, or (d) shares repurchased by us using the proceeds from option exercises. Only shares subject to an Award that is cancelled or forfeited or expires prior to exercise or realization may be regranted under the Incentive Plan.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plans for participating executive officers and other employees.

Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short-term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of OncoCyte. Most of the stock options that we have granted to our executive officers under our Option Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership.

Because we have not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures or if we are required to do by the rules of any national securities exchange or interdealer quotation system on which our common stock or other equity securities are listed.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information as of May 31, 2019 concerning beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of 5% or more of our outstanding shares of common stock. Information concerning certain beneficial owners of more than 5% of the outstanding common stock is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

Shareholder	Number of Shares	Percent of Total
BioTime, Inc. 1010 Atlantic Avenue, Suite 102 Alameda, California 94501	14,674,244	28.23%

Broadwood Partners, L.P. (1) Broadwood Capital, Inc. Neal Bradsher 724 Fifth Avenue, 9th Floor New York, New York 10019	9,157,373	17.27%

George Karfunkel 126 East 56th Street/15th Floor New York, New York 10022	5,120,000	9.85%

GKarfunkel Family LLC (2) 126 East 56th Street/15th Floor New York, New York 10022	3,000,000	5.66%

(1)	Includes 9,154,228 shares owned by Broadwood Partners, L.P. and 3,145 shares owned by Neal Bradsher. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P. Neal Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. share voting power over and may be deemed to beneficially own the shares owned by Broadwood Partners, L.P. The shares owned by Broadwood Partners, L.P. include 1,055,961 shares that may be acquired upon the exercise of certain warrants.

(2)	Includes 1,000,000 shares that may be acquired upon the exercise of certain warrants.

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Security Ownership of Management

The following table sets forth information as of May 31, 2019 concerning beneficial ownership of our common stock by each member of the Board of Directors, Melinda Griffith who is a nominee for election as a director, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
William Annett (1)	1,015,966	1.92%

Mitchell Levine (2)	104,907	*	%

Lyndal K. Hesterberg (3)	106,281	*	%

Alfred D. Kingsley (4)	707,314	1.35%

Ronald Andrews (5)	54,964	*	%

Andrew Arno (6)	161,414	*	%

Andrew J. Last (7)	70,506	*	%

Cavan Redmond (8)	161,414	*	%

Aditya Mohanty (9)	-	-

Melinda Griffith	-	-

All executive officers and directors as a group (11 persons) (10)	2,467,766	4.58%

*Less than 1%

(1)	Mr. Annett’s employment as President and Chief Executive Officer will end on June 30, 2019. Includes 1,008,966 shares that may be acquired through the exercise of stock options that are presently exercisable or that will become exercisable within sixty days, and 3,500 shares that may be acquired upon the exercise of certain warrants.

(2)	Includes 97,917 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 3,495 shares that may be acquired upon the exercise of certain warrants. Excludes 567,083 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, and 20,000 Restricted Stock Units (“RSUs”) that are not presently vested and will not vest within 60 days.

(3)	Includes 104,533 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 874 shares that may be acquired upon the exercise of certain warrants. Excludes 613,866 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(4)	Includes 296,902 shares held solely by Mr. Kingsley, and 75,345 shares held by Greenbelt Corp. and 18,767 shares held by Greenway Partners, LP, which are affiliates of Mr. Kingsley. Mr. Kingsley disclaims beneficial ownership of 15,059 shares held by Greenbelt Corp. Includes 316,300 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 45,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(5)	Includes 20,000 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 17,482 shares that may be acquired upon the exercise of certain warrants. Excludes 45,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Excludes 1,000,000 stock options and 65,000 RSUs that OncoCyte has agreed to grant to Mr. Andrews under the terms of his employment agreement.

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(6)	Includes 56,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 52,447 shares that may be acquired upon the exercise of certain warrants. Excludes 45,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(7)	Includes 56,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 6,993 shares that may be acquired upon the exercise of certain warrants. Excludes 45,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 56,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 52,447 shares that may be acquired upon the exercise of certain warrants. Excludes 50,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(9)	Excludes 33,750 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(10)	Includes 1,802,276 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days and 137,238 shares that may be acquired upon the exercise of certain warrants. Excludes 2,455,734 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, and 20,000 Restricted Stock Units (“RSUs”) that are not presently vested and will not vest within 60 days. Excludes 1,000,000 stock options and 65,000 RSUs that OncoCyte has agreed to grant to Mr. Andrews under the terms of his employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shared Facilities Agreement and Relationship with BioTime

Since inception, BioTime, Inc. (“BioTime”) has provided us with the use of office and laboratory facilities, laboratory and office equipment and supplies, utilities, insurance, and the services of its employees and contractors, for which we have reimbursed BioTime, either through cash payments, shares of our common stock, or delivering convertible promissory notes.

We have entered into a Shared Facilities Agreement with BioTime through which BioTime will continue to provide us with the use of its facilities, equipment and supplies, utilities, and personnel at its cost plus 5%. However, BioTime did not charge us the 5% markup until the 2016 fiscal year. BioTime is not required to hire any additional personnel or to acquire any additional equipment or supplies for our use. We expect to hire our own personnel and to acquire our own equipment and supplies for our own exclusive use as the need arises.

The Shared Facilities Agreement will remain in effect from year to year, unless either party gives the other party written notice stating that this agreement shall terminate on December 31 of that year, or unless the agreement is otherwise terminated under another provision of the agreement. Either party may terminate the Shared Facilities Agreement immediately upon the occurrence of a default by the other party. A default will be deemed to have occurred if a party (i) fails to pay any sum due under the Shared Facilities Agreement, or fails to perform any other obligation under the agreement, and the failure continues for a period of 5 days after written notice from the party seeking to terminate the agreement; (ii) becomes the subject of any order for relief in a proceeding under any Debtor Relief Law; (iii) becomes unable to pay, or admits in writing the party’s inability to pay, its debts as they mature; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitation, or similar officer for the party or for all or any part of the party’s property or assets, or any such officer is appointed for such party or any part of its assets without the party’s consent and such appointment is not dismissed or discharged within 60 calendar days; (vi) institutes or consents to any proceeding under any Debtor Relief Law with respect to the party or all or any part of the party’s property or assets, (vii) becomes subject to any proceeding under any Debtor Relief Law without the consent of the party if such case or proceeding continues undismissed or unstayed for 60 calendar days; or (viii) dissolves or liquidates or takes any action to dissolve or liquidate. As used in the Shared Facilities Agreement, the term Debtor Relief Law means the Bankruptcy Code of the United States of America, as amended, or any other similar debtor relief law affecting the rights of creditors generally.

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Under the Shared Facilities Agreement, we have agreed to defend, indemnify, and hold harmless BioTime, BioTime’s shareholders, directors, officers, employees, and agents against and from any and all claims arising from our use of BioTime’s office and laboratory facilities, and from any of our work or other activities there, including all activities, work, and services performed by BioTime employees, contractors, and agents for us. The scope of our indemnification obligations also includes any and all claims arising from any breach or default on our part in the performance of any of our obligations under the terms of the Shared Facilities Agreement, or arising from any act or omission (including, but not limited to negligent acts or omissions) of us or any of our officers, agents, employees, contractors, guests, or invitees acting in that capacity. We are also assuming all risk of damage to property or injury to persons in, upon, or about the BioTime’s office and laboratory facilities, from any cause other than BioTime’s willful malfeasance or sole gross negligence. BioTime will not be liable to us for any loss or damages of any kind caused by, arising from, or in connection with (i) the performance of services by BioTime personnel for us, or the failure of any BioTime employee, contractor, or agent to perform any services for us, or (ii) any delay, error, or omission by any BioTime employee, contractor, or agent in the performance of services for us, except to the extent the loss or damage is the result of fraud, gross negligence or willful misconduct by a BioTime employee, contractor, or agent.

As of December 31, 2018, OncoCyte had $2.1 million outstanding and payable to BioTime and affiliates in connection with the costs incurred under the Shared Facilities Agreement.

Cavan Redmond and Alfred D. Kingsley, who are members of our Board of Directors, are directors of BioTime. Broadwood Partners, L.P. and Mr. Kingsley each beneficially own more than 5% of the outstanding common shares of BioTime. All of our directors and executive officers, and beneficial owners of more than 5% of our outstanding common stock (“5% Shareholders”) as reported in this Proxy Statement, in the aggregate beneficially own more than 20% of the outstanding common shares of BioTime. The fact that certain of our executive officers and directors and 5% Shareholders own BioTime common shares should not be considered to mean that they constitute or are acting in concert as a “group” with respect to those shares or that they otherwise share power or authority to vote or dispose of the shares that each of them own.

Certain Sales of Equity Securities

During August 2016, we sold an aggregate of 3,246,153 immediately separable “units,” with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock, at a price of $3.25 per unit (the “Units”). George Karfunkel and Broadwood Partners, L.P. (“Broadwood”) who each beneficially own more than 5% of our outstanding common stock, purchased 1,000,000 Units, and 1,538,461 Units, respectively. During February 2017, certain investors who purchased Units, including Broadwood, entered into Warrant Exercise Agreements pursuant to which they exercised some of the warrants that were included in the Units, and purchased shares of our common stock earlier than the expiration date of the warrants. Under the Warrant Exercise Agreements, we issued new warrants to those investors. Broadwood exercised 425,000 warrants and was issued 212,500 new warrants with exercise of $3.25 per warrant share in addition to the 425,000 shares of common stock purchased through the exercise of the warrants. The new warrants are exercisable at any time for five years from the date of issue.

On July 21, 2017, OncoCyte entered into three forms of Warrant Exercise Agreements (each, an “Exercise Agreement”) with certain holders of the 2016 Warrants, including Broadwood and George Karfunkel, providing for the cash exercise of their 2016 Warrants and the issuance of new warrants (the “July 2017 Warrants”) to them. Pursuant to one form of Exercise Agreement, two investors exercised 2016 Warrants to purchase 226,923 shares of OncoCyte’s common stock at the exercise price of $3.25 per share, and OncoCyte issued to them July 2017 Warrants expiring five years from the date of issue, to purchase 226,923 shares of common stock at an exercise price of $5.50 per share. Pursuant to a second form of Exercise Agreement, Broadwood exercised 2016 Warrants to purchase 540,000 shares of common stock at the exercise price of $3.25 per share, and OncoCyte issued to Broadwood a July 2017 Warrant, expiring five years from the date of issue, to purchase 270,000 shares of common stock at an exercise price of $3.25 per share. In this alternative form of Exercise Agreement, OncoCyte also agreed to use commercially reasonable efforts to file with the SEC a registration statement covering the resale of the shares of common stock issuable upon exercise of the July 2017 Warrant and to keep it continuously effective for up to five years, subject to conditions set forth in the Exercise Agreement.

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Pursuant to a third form of Exercise Agreement, George Karfunkel exercised 2016 Warrants to purchase 1,000,000 shares of common stock at the exercise price of $3.25 per share, and OncoCyte issued to him (i) a July 2017 Warrant, expiring two years from the date of issue, to purchase 500,000 shares of common stock at an exercise price of $5.50 per share, and (ii) a July 2017 Warrant, expiring two years from the date of issue, to purchase 500,000 shares of common stock at an exercise price of $3.25 per share. In this alternative form of Exercise Agreement, OncoCyte also agreed to use commercially reasonable efforts to file with the SEC a registration statement covering the resale of the shares of common stock issuable upon exercise of the July 2017 Warrant and to keep it continuously effective for up to five years, subject to conditions set forth in the Exercise Agreement.

During March 2018, OncoCyte entered into securities purchase agreements with Broadwood and George Karfunkel pursuant to which Broadwood purchased 3,968,254 shares of common stock, and Mr. Karfunkel purchased 3,968,254 shares of common stock for $1.26 per share. Under the securities purchase agreements, we agreed to register the shares for resale under the Securities Act of 1933, as amended (the “Securities Act”), not later than 60 days after the closing of the sale of the shares. We also agreed to pay liquidated damages calculated in the manner provided in the securities purchase agreement if we did not file the registration statement in a timely manner. Because the registration statement was not filed as required by the securities purchase agreement, during 2019 we paid $300,000 to Broadwood on account of liquidated damages owed.

On July 26, 2018, Cavan Redmond and Andrew Arno, who are members of our Board of Directors, each agreed to purchase from OncoCyte 52,447 shares of common stock and warrants to purchase 52,447 shares of common stock for $150,000 pursuant to a Securities Purchase Agreement. The shares of common stock and warrants were sold in a registered direct offering in “units,” with each unit consisting of one share of common stock and one warrant, at a price of $2.86 per unit. Each warrant entitles the warrant holder to purchase one share of common stock at an exercise price of $3.00 per share. The warrants became exercisable six months after the date of issue and will become exercisable six months after the date of issue, and will expire five years after the date they become exercisable.

During February 2019, Broadwood purchased 533,333 shares of our common stock for $3.75 per share, the same price paid by other investors, in an underwritten public offering of our common stock.

Approval by the Board of Directors

All of the transactions described above were reviewed directly by the Board of Directors, and the Board of Directors or a designated committee of the Board, determined whether to approve or withhold approval of each transaction. The Board of Directors or committee considered such factors as they deemed relevant to the particular transaction and applied such criteria as it determined to be appropriate in connection with its evaluation of each proposed transaction on a transaction by transaction basis. The Board of Directors does not have any written guidelines governing the exercise of its discretion other than the Related Person Transaction Policy with respect to transactions with officers, directors, beneficial owners of more than 5% of our outstanding shares of common stock, or any member of their immediate family.

Related Person Transaction Policy

We have adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our outstanding shares of common stock, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Nominating/Corporate Governance Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Nominating/Corporate Governance Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

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As appropriate for the circumstances, the Nominating/Corporate Governance Committee will review and consider:

●	the interest of the officer, director, beneficial owner of more than 5% of our common stock, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

●	the approximate dollar value of the amount involved in the Related Person Transaction;

●	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the transaction to us; and

●	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating/Corporate Governance Committee will review all relevant information available to it about a Related Person Transaction. The Nominating/Corporate Governance Committee may approve or ratify the Related Person Transaction only if it determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Nominating/Corporate Governance Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.oncocyte.com.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other OncoCyte equity securities.

To our knowledge, based solely on our review of the copies of Forms, 3 and 4 and amendments thereto filed during the last fiscal year, and Forms 5 and amendments thereto filed with respect to the last fiscal year, by the Reporting Persons, or written representation from the Reporting Persons that no Form 5 was required, one Form 4 was filed late by Kristine Mechem, Andrew Arno, Andrew Last, Cavan Redmond, and Ronald Andrews, and two Forms 4 were filed late by William Annett, Mitchell Levine, and Lyndal Hesterberg.

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RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The Board of Directors has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. OUM has served as our independent registered public accountants since the fourth quarter of 2015. The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2019. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our

Independent Registered Public Accountants

OUM & Co., LLP (“OUM”) has served as our independent registered public accountants since the fourth quarter of 2015, and audited our annual financial statements for the fiscal years ended December 31, 2018 and 2017.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2018 and 2017 by OUM:

	2018	2017
Audit Fees (1)	$168,170	$163,228
Audit Related Fees (2)	8,000	38,000
Total Fees	$176,170	$201,228

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of OncoCyte’s annual financial statements included in our Annual Report on Form 10-K, and review of the interim financial statements included in our Quarterly Reports on Form 10-Q, as applicable, and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2018, 100% of the fees paid to OUM were approved by the Audit Committee.

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BYLAWS AMENDMENT PROPOSAL

We are asking our shareholders to approve an amendment to Section 2 of ARTICLE III our Bylaws (the “Amendment”) that, if approved by our shareholders at the Meeting, will increase the authorized number of directors from the current minimum of four and maximum of seven to a minimum of six and maximum of ten, with the exact number of directors to be fixed, within the limits specified, by approval of the Board of Directors. We refer to this proposal as the Bylaws Amendment Proposal.

The operative provision of the proposed Amendment would read as follows:

Section 2 of ARTICLE III of the Bylaws of the Company shall be amended to read as follows:

“Section 2. Number and Qualification of Directors. The authorized number of directors shall be not less than six (6) nor more than ten (10), and the exact number of directors shall be fixed, within the limits specified, by approval of the board of directors. After the issuance of shares, the provisions of this bylaw may be changed only by a duly adopted amendment adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, in accordance with the provisions of Section 212 of the California Corporations Code.”

The text of the proposed Amendment is subject to modification to include such changes as our Board determines to be necessary or advisable to effect the Bylaws Amendment Proposal.

Vote Required; Effect of Abstentions and Broker Non-Votes

For the Bylaws Amendment Proposal to be approved in accordance with the requirements of California law and our Bylaws, the affirmative vote of the holders of not less than a majority of our outstanding shares entitled to vote is required.

Broker non-votes occur when a beneficial owner of outstanding shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If you as beneficial owner do not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. Typically, when brokers are able to vote the shares, they vote in favor of the matter. We believe the Bylaws Amendment Proposal is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. As long as one of the matters submitted for approval is deemed to be routine, as is the case with this proxy, any proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement. If you do not vote your shares for this routine matter, your broker will have the discretion to vote your shares and broker non-votes will have the effect of a vote against the Bylaws Amendment Proposal. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a stockholder to ensure that your shares are voted in the manner in which you want them to be voted.

If you check the “abstain” box for the Bylaws Amendment Proposal on the proxy card or if you attend the Meeting without submitting a proxy and you abstain from voting on the Bylaws Amendment Proposal, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether the Bylaws Amendment Proposal has received an affirmative vote sufficient for approval. Because the vote to approve the Bylaws Amendment Proposal requires the affirmative vote of a majority of our outstanding shares of common stock, an abstention on the Bylaws Amendment Proposal has the effect of a vote against the Bylaws Amendment Proposal.

The Board of Directors Recommends A Vote “FOR” the

Approval of the Bylaws Amendment Proposal

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Reasons for the Amendment

Our Board of Directors believes that the proposed increase in the authorized number of directors is desirable in order allow us to strengthen and diversify our Board by adding qualified individuals having knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. Expanding the size of our Board will also allow us to add more directors who meet the independence standards established by the NYSE American and the SEC, thereby increasing the independence of our Board as a whole and providing a larger pool of independent directors eligible to participate on key committees of the Board, including the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee if they meet other applicable qualifications for service on those committees. Finally, enlarging our Board will allow us to comply with newly enacted Section 301.3 of the California Corporations Code which provides that a publicly held corporation, as defined in Section 301.3, having its principal executive offices in California must have at least one female director by the close of 2019, and may be required to have as many as three female directors by the close of 2021, depending on the authorized number of directors. Failure to comply with Section 301.3 can lead to the imposition of fines. Our Board of Directors intends to cause us to comply with Section 301.3 by adding qualified women to our Board of Directors. We have nominated Melinda Griffith for election as a director this year, and if the Bylaws Amendment Proposal is approved by our shareholders at the Meeting we may expand the size of the Board of Directors in the future to accommodate the addition of other women to our Board.

INCENTIVE PLAN AMENDMENT PROPOSAL

We are asking the shareholders to approve an amendment to our Incentive Plan (the “Incentive Plan Amendment”) that, if approved, will make an additional 6,000,000 shares of our common stock available for the grant of Awards to our employees, directors, and consultants. Approval of the Incentive Plan Amendments requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the Incentive Plan Amendment Proposal.

The Board of Directors Recommends A Vote “FOR” the

Approval of the Incentive Plan Amendment Proposal

A copy of the full text of the Incentive Plan Amendment is attached to this Proxy Statement as Appendix A. A summary of the Incentive Plan can be found in this Proxy Statement under “EXECUTIVE COMPENSATION-The Incentive Plan.”

Reasons for the Incentive Plan Amendment Proposal

Stock options and other equity-based Awards are an important part of employee and director compensation packages. The Board strongly believes that our ability to attract and retain the services of employees, consultants, and directors depends in great measure upon our ability to provide the kind of incentives that are derived from the ownership of stock, stock options, and other equity based incentives that are offered by other diagnostic companies. We believe that we will be placed at a serious competitive disadvantage in attracting and retaining capable employees, consultants, and directors at a critical time in our corporate development, unless the Incentive Plan Amendment is approved by our shareholders.

As of May 31, 2019, 2,832,450 shares of common stock remained available for the grant of Awards under the Incentive Plan, which our Board believes is not sufficient for our needs. We have agreed to grant Ronald Andrews options to purchase 1,000,000 shares of common stock and RSUs with respect to 65,000 shares of common stock under his employment agreement. We expect to need additional shares for Awards over the next few years to retain our current executives and key employees and especially to hire new executives and employees for our operations, including those needed to build a marketing and sales force, to operate our CLIA diagnostic laboratory, to plan and conduct research and develop new cancer diagnostic tests, and to provide financial, accounting, and other administrative support for our operations. The Board believes that the addition of 6,000,000 shares of common stock for the grant of Awards under the Incentive Plan will fulfill our needs for the near future. Any future increase in the number of shares under the Incentive Plan would be submitted to the shareholders for approval. Although the Incentive Plan Amendment has been approved by our Board of Directors, the Incentive Plan Amendment has not yet been approved by our shareholders.

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Future Incentive Plan Awards

Other than with respect to certain stock options to be granted to our non-employee directors as described in “CORPORATE GOVERNANCE—Compensation of Directors,” the Awards under the Incentive Plan are within the discretion of our Compensation Committee and Board of Directors and the exercise price and value of each Award will reflect the market price of our common stock at the time of the Award. We have agreed to grant Ronald Andrews options to purchase 1,000,000 shares of common stock and RSUs with respect to 65,000 shares of common stock under his employment agreement. Other benefits that will be awarded under the Incentive Plan, including to our non-employee directors, are not determinable at this time. Our Compensation Committee and Board of Directors have guidelines for determining option awards based upon the professional level of each employee in the organization, but the ultimate decision to grant Awards will also be based on each employee’s and OncoCyte’s annual performance. Accordingly, the number and value of additional Awards that might be granted to our executive officers and other employees is not presently determinable.

The following table shows certain information concerning the options outstanding and available for issuance under all of our compensation plans and agreements as of December 31, 2018 (in thousands, except weighted average exercise price):

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted Average Exercise Price of the Outstanding Options, Warrants, and Rights(1)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(2)
OncoCyte Stock Option Plans Approved by Shareholders	4,532	$2.87	4,639

(1)	Includes both the Incentive Plan and our discontinued Employee Stock Option Plan.

(2)	All shares remaining available for future issuance are under the Incentive Plan.

Federal Income Tax Consequence of Participation in the Incentive Plan

The following discussion summarizes certain federal income tax consequences of participation in the Incentive Plan. Although we believe the following statements are correct based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may affect the veracity of the discussion.

Incentive Stock Options

Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the Incentive Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the common stock at the time of such disposition over the amount paid for the shares.

We will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of common stock acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

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In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date the option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of OncoCyte (or of a parent or subsidiary of OncoCyte, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant’s estate or by persons receiving the option or shares under the participant’s will or by intestate succession.

If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common stock on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the common stock on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period of the shares of common stock. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse us, either directly or through payroll deduction, for all withholding taxes that we are required to pay on behalf of the participant. At the time of the disposition, we will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant’s ordinary income. We may adopt procedures to assist us in identifying such deductions, and may require a participant to notify us of his or her intention to dispose of any such shares.

Regardless of whether a participant satisfies the requisite holding period for his or her option and shares, the participant may be subject to the alternative minimum tax with respect to the amount by which the fair market value of the common stock acquired exceeded the exercise price of the option on the date of exercise.

Other Options

The Incentive Plan also permits us to grant options that do not qualify as incentive stock options. These “non-qualified” stock options may be granted to employees or non-employees, such as persons performing consulting or professional services for us. An Incentive Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value or an exercise price below fair market value of the common stock on the date of grant, but the participant will be taxed at the time the option is exercised.

The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the common stock on the date of the exercise and the exercise price of the option. We will be allowed a business expense deduction to the extent of the amount of the participant’s taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder’s tax basis in the common stock purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

SARs; Restricted Stock; and Restricted Stock Units

A recipient of an SAR will not recognize taxable income upon the grant of the SAR. The recipient of the SAR will recognize ordinary income upon exercise of the SAR in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A recipient of a Restricted Stock Award will not have taxable income upon the grant, unless the Restricted Stock is then vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant. Otherwise, upon vesting of the shares, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

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A recipient of a Restricted Stock Unit does not recognize taxable income when the Award is granted. When vested Restricted Stock Unit (and dividend equivalents, if any) is settled and distributed, the participant will recognize ordinary income equal to the amount of cash or the fair market value of shares received, less the amount paid for the Restricted Stock Unit, if any.

ERISA

The Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2020 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than March 19, 2020 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of OncoCyte.

By Order of the Board of Directors,

Judith Segall

Secretary

June 18, 2019

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HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own OncoCyte shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your Proxy Statement.

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APPENDIX A

AMENDMENT TO

ONCOCYTE CORPORATION

2018 EQUITY INCENTIVE PLAN

Section 4.1 of the OncoCyte Corporation 2018 Equity Incentive Plan is amended to read as follows:

4.1 Subject to adjustment in accordance with Section 11, a total of 11,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

ONCOCYTE CORPORATION

July 17, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730303000000001000 2 071719

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS NUMBER 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
3. APPROVAL OF AN AMENDMENT OF BYLAWS TO INCREASE THE AUTHORIZED NUMBER OF DIRECTORS TO A MINIMUM OF SIX AND A MAXIMUM OF TEN	☐	☐	☐
4. APPROVAL OF AMENDMENT OF 2018 EQUITY INCENTIVE PLAN TO MAKE 6,000,000 ADDITIONAL SHARES OF COMMON STOCK AVAILABLE FOR EQUITY AWARDS	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ONCOCYTE CORPORATION

July 17, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303000000001000 2 071719

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS NUMBER 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
3. APPROVAL OF AN AMENDMENT OF BYLAWS TO INCREASE THE AUTHORIZED NUMBER OF DIRECTORS TO A MINIMUM OF SIX AND A MAXIMUM OF TEN	☐	☐	☐
4. APPROVAL OF AMENDMENT OF 2018 EQUITY INCENTIVE PLAN TO MAKE 6,000,000 ADDITIONAL SHARES OF COMMON STOCK AVAILABLE FOR EQUITY AWARDS	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ONCOCYTE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

July 17, 2019

The undersigned appoints Cavan Redmond and Ronald Andrews, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of OncoCyte Corporation on July 17, 2019 and any adjournment thereof and to represent and vote all OncoCyte Corporation common shares standing in the name of the undersigned upon the books of the corporation.

Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, and FOR proposals 2, 3 and 4. This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side.)

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